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                       Exhibit 99(c)2
MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME
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                                                                         YEAR ENDED DECEMBER 31

                                                                       1998                  1997
                                                              ---------------------------------------------
                                                                  (In Thousands, Except Per Share Amounts)
Interest income:
   Loans, including fees                                             $25,189               $22,701
   Investment securities:
     Taxable                                                           1,112                 1,348
     Exempt from federal income taxes                                    464                   197
   Mortgage-related securities                                         2,629                 2,403
   Other                                                               1,055                 1,171
                                                              ---------------------------------------------
Total interest income                                                 30,449                27,820

Interest expense:
   Deposits                                                           13,159                11,453
   Borrowings                                                            958                 1,042
                                                              ---------------------------------------------
Total interest expense                                                14,117                12,495

Net interest income                                                   16,332                15,325
Provision for loan losses                                                314                   227
                                                              ---------------------------------------------
Net interest income after provision for loan losses
                                                                      16,018                15,098

Noninterest income:
   Service charges on deposits                                           982                   980
   Service charges on loans                                              451                   325
   Net gain on securities sales                                          219                    78
   Net gain on loan sales                                                226                    35
   Other                                                               1,429                 1,089
                                                              ---------------------------------------------
                                                                       3,307                 2,507
Noninterest expenses:
   Salaries and employee benefits                                      7,685                 6,856
   Premises and equipment                                              2,097                 1,883
   Data processing fees                                                  915                   853
   Federal deposit insurance premiums                                    115                    95
   Other                                                               2,621                 2,583
                                                              ---------------------------------------------
                                                                      13,433                12,270
                                                              ---------------------------------------------
Income before income taxes                                             5,892                 5,335
Income taxes                                                           2,042                 1,955
                                                              ---------------------------------------------
Net income                                                           $ 3,850               $ 3,380
                                                              =============================================
Basic earnings per share                                             $  1.86               $  1.69
                                                              =============================================
Diluted earnings per share                                           $  1.80               $  1.64
                                                              =============================================
Dividends per share                                                  $   .48               $   .38
                                                              =============================================
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